Exhibit 10 (r)

SERVICE AGREEMENT

FOR RATE SCHEDULE FSS

Date: 3/25/2008, Contract No. 420018R1

This AGREEMENT is entered into by and between SALTVILLE GAS STORAGE COMPANY L.L.C., (“Saltville”) and ROANOKE GAS COMPANY (“Customer”).

In consideration of the premises and of the mutual covenants herein contained, the parties do agree as follows:

1.

Saltville agrees to provide and Customer agrees to take and pay for service under this Agreement pursuant to Saltville’s Rate Schedule FSS and the General Terms and Conditions of Saltville’s Tariff, which are incorporated herein by reference and made a part hereof.

2.

The Maximum Storage Quantity (“MSQ”), Maximum Daily Withdrawal Quantity, (“MDWQ”) and Maximum Daily Injection Quantity (“MDIQ”) and the Primary Point(s) of Receipt and Delivery applicable to service under this Agreement are listed on Exhibit A attached hereto. Exhibit A constitutes a part of this agreement and is incorporated herein.

3.

This Agreement shall be effective on April 4, 2008 and shall continue until June 1, 2017 (“Primary Term”); provided, however, that if the Primary Term is of a duration of more than one year, then the contract shall remain in force and effect and the contract term will automatically roll-over for additional five year increments (“Secondary Term”) unless Customer, one year prior to the expiration of the Primary Term or a Secondary Term, provides written notice to Saltville of either (1) its intent to terminate the contract upon expiration of the then current term or (2) its desire to exercise it right-of-first-refusal in accord with Section 8 of Rate Schedule FSS. Provided further, if the Commission or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the Commission or such other governmental body. Any portions of this Agreement necessary to correct or cash-out imbalances under this Agreement as required by the General Terms and Conditions of Saltville’s FERC Gas Tariff shall survive the other parts of this Agreement until such time as such balancing has been accomplished.

4.

Maximum rates, charges, and fees shall be applicable to service pursuant to this Agreement except during the specified term of a discounted or negotiated rate to which Customer and Saltville have agreed. Provisions governing such discounted rate shall be as specified in the Discount Confirmation provided to Customer by Saltville. Provisions governing such negotiated rate and term shall be as specified on an appropriate rate sheet filed, with the consent of Customer, as part of Saltville’s Tariff. It is further agreed that Saltville may seek authorization from the Commission and/or other appropriate body at any time and from time to time to change any rates, charges or other provisions in the applicable Rate Schedule and General Terms and Conditions of Saltville’s Tariff and Saltville shall have the right to place such changes in effect in accordance with the Natural Gas Act. Nothing contained herein shall be construed to deny Customer any rights it may have under the Natural Gas Act, including the right to participate fully in rate or other proceedings by intervention or otherwise to contest increased rates in whole or in part.

5.

Unless otherwise required in the Tariff, all notices shall be in writing and mailed to the applicable address below or transmitted via facsimile. Customer or Saltville may change the addresses or other information below by written notice to the other without the necessity of amending this Agreement:

SALTVILLE: Saltville Gas Storage Company L.L.C.

P.O. Box 1642

Houston, TX 77251-1642

Facsimile: (713) 386-3031

Customer: Roanoke Gas Company

519 Kimball Avenue, N.E.

Roanoke, VA 24016

6.

The interpretation and performance of this Agreement shall be in accordance with the laws of the Commonwealth of Virginia without recourse to the law regarding the conflict of laws. This Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules and regulations of duly constituted authorities having jurisdiction.

7.	This Agreement supersedes and cancels, as of the effective date of this Agreement, the contract(s) between the parties hereto as described below if applicable: None

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their Respective Officers and/or Representatives thereunto duly authorized to be effective as of the date stated above.

CUSTOMER: ROANOKE GAS COMPANY	SALTVILLE GAS STORAGE COMPANY L.L.C.
By: /s/ John B. Williamson	By: /s/ Patti Fitzgerald
Title: President & CEO	Title: VP
Date: March 25, 2008	Date: 3/25/2008

Exhibit A dated 3/25/2008

to the Firm Storage Service Agreement date 3/25/2008

between

Saltville Gas Storage Company L.L.C. (Saltville)

and

Roanoke Gas Company (Customer)

I.	Primary Point(s) of Receipt:

Meter

Number    Description                                       County     State

44777         Chilhowie Ole Saltville Bi-directional        Smyth     Virginia

II.	Primary Point(s) of Delivery:

Meter

Number    Description                                       County     State

44766         Chilhowie Ole Saltville Bi-directional        Smyth     Virginia

III.	Service Levels:

1.	Quantities:

Maximum Storage Quantity (MSQ):                 360,000 Dth

Maximum Daily Injection Quantity (MDIQ):             2,400 Dth/Day

Maximum Daily Withdrawal Quantity (MDWQ):             4,086 Dth/Day

SIGNED FOR IDENTIFICATION:

SALTVILLE: /s/ Patti Fitzgerald

CUSTOMER: /s/ John B. Williamson

SUPERSEDES EXHIBIT A DATED N/A